                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): SEPTEMBER 5, 2002


                            T. ROWE PRICE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


                 MARYLAND                                 000-32191                        52-2264646
(State or Other Jurisdiction of Incorporation)     (Commission File Number)    (IRS Employer Identification No.)


            100 EAST PRATT STREET, BALTIMORE, MARYLAND          21202
             (Address of Principal Executive Offices)         (ZIP Code)


        Registrant's telephone number, including area code (410) 345-2000







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ITEM 5. OTHER EVENTS.

         On September 5, 2002, the Board of Directors of T. Rowe Price Group, Inc. ("Price Group") unanimously adopted amended and restated by-laws. The amended and restated by-laws change the notice provisions for proposals by stockholders concerning business to be transacted at future Price Group annual stockholder meetings.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         If a stockholder wants to present a proposal at the 2003 annual meeting and have the proposal included in the Price Group proxy statement and proxy, the stockholder must deliver the proposal to Price Group at its principal executive offices by November 4, 2002 and otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         If a stockholder wants to present a proposal at the 2003 annual meeting, but does not want the proposal to be included in the Price Group proxy statement and proxy, the stockholder must deliver the proposal to Price Group at its principal executive offices between December 13, 2002 and January 12, 2003. Any such proposal not received within this time period will be considered "untimely." Untimely proposals may be excluded from consideration at the 2003 annual meeting and, if such proposals are brought before the meeting, proxies solicited by the Board of Directors for the meeting may confer discretionary authority to vote on any such untimely proposal without express direction from stockholders giving such proxies.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

              (c)

              Exhibit      Description
              -------      -----------

              3(ii)        Amended and Restated By-Laws of T. Rowe Price Group,
                           Inc.



                         [Signature on following page.]



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             T. ROWE PRICE GROUP, INC.



                                               /s/ George A. Roche
                                             -----------------------------------
                                             Name:  George A. Roche
                                             Title: Chairman and President



Date: October 3, 2002



                                      -2-

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                                  EXHIBIT INDEX


Exhibit               Description
-------               -----------
3(ii)                 Amended and Restated By-Laws of T. Rowe Price Group, Inc.



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